Exhibit 10.3

PENN NATIONAL GAMING, INC.

NOTICE OF AWARD OF PHANTOM STOCK UNIT

The purpose of this Notice is to inform you that a Phantom Stock Unit Award has been made to you by Penn National Gaming, Inc. (the “Company”) pursuant to the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan, as amended (the “Plan”), as follows:

Name and Address
of Grantee:

Date of Grant:	, 20

Type of Grant:	Phantom Stock Unit Award

Number of units:

Vesting Date	units on , 20
units on , 20
units on , 20
units on , 20
units on , 20

Each vested Phantom Stock Unit is payable in cash in an amount equal to the fair market value (as defined in the Plan) of one share of Common Stock of the Company, determined as of the vesting date.  You have no right to receive shares of Common Stock of the Company under this Award.

The Award is subject to all the terms and conditions of the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan, as amended, which is available upon request, and the Award Agreement attached hereto.

PENN NATIONAL GAMING, INC.

By:
Title:

PENN NATIONAL GAMING, INC.

PHANTOM STOCK UNIT AWARD AGREEMENT

All Phantom Stock Unit Awards are subject to the provisions of the 2018 Long Term Incentive Compensation Plan, as amended (the “Plan”) and any rules and regulations established by the Compensation Committee of the Board of Directors of Penn National Gaming, Inc.  A copy of the Plan is available upon request.  Unless specifically defined herein, words used herein with initial capitalized letters are defined in the attached Notice of Award of Phantom Stock Unit (the “Notice”) or the Plan.

The terms provided herein are applicable to the Phantom Stock Unit Award specified in the attached the Notice.  Different terms may apply to any prior or future awards under the Plan.

1.                                      Grant of Phantom Stock Unit.

Effective as of the Date of Grant identified on the Notice, the Company has granted and issued to you an Award of Phantom Stock Units (“PSUs”).  The number of PSUs subject to the Award is identified in the Notice.  Each PSU represents the right to a cash payment upon vesting of the PSU equal to the Fair Market Value on the vesting date of one share of the Company’s Common Stock.

2.                                      Vesting.

The PSUs shall vest on the dates and in the number of units set forth in the attached Notice, provided that you are employed by the Company or a Subsidiary or serving as a Director, as applicable, on the vesting date.  In addition, the PSUs shall vest upon termination of your employment after a Change of Control in accordance with the Plan, or in the event your employment terminates due to death or Disability.  If your service as an Employee or Director of the Company, as applicable, terminates for any other reason, then all of the PSUs that remain unvested at such time shall be cancelled and forfeited.  This means that you will receive no payment for any PSU that is forfeited.

3.                                      Payment Date.

The Company will deliver to you a cash payment for each vested and outstanding PSU within thirty (30) days following the vesting date, subject to the terms of this Award Agreement.

4.                                      Payment of Taxes.

Upon the issuance of any cash payment in accordance with the foregoing, the Company shall withhold all applicable tax-related items legally payable by you from such cash payment.

5.                                      Nature of Phantom Stock Units.

PSUs are used solely as a device to measure and determine the cash amount that will be paid to you following the date on which the PSUs vest.  PSUs are not treated as property or as a trust fund of any kind.  Nothing in this Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.  All amounts attributable to the PSUs shall be and remain the sole property of the Company, and your rights under this Award Agreement and the Plan are limited to the right to receive cash following the date the PSUs vest.  You have no right to receive shares of Common Stock under this Award Agreement.

6.                                      No Right To Continued Service.

This PSU Award does not give you the right to continue in service with the Company in any capacity.  The Company reserves the right to terminate your services at any time, with or without cause, subject to any employment agreement or other contract.

7.                                      Inalienability of Rights.

The PSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or otherwise encumbered except in accordance with Section 12.8 of the Plan.

8.                                      Applicable Law.

This Award Agreement will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

9.                                      Effect and Construction of this Award Agreement.

The text of the Plan is incorporated in this Award Agreement by reference.

This Award Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Award are superseded.  This Award Agreement may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this Award Agreement.